 United States

Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2019

Isoray, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of Principal Executive Offices) (Zip Code)

(509) 375-1202

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ISR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01       Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2019, Isoray, Inc. (the “Company”) entered into an Amendment to Employment Agreement with each of Lori A. Woods, William Cavanagh III, Jonathan Hunt, Michael Krachon, and Mark Austin (together, the “Amendments”).

The Amendments modify the post-employment restrictions provisions of Ms. Woods’, Mr. Cavanagh’s, Mr. Hunt’s, Mr. Krachon’s, and Mr. Austin’s (together, the “Executives”) Employment Agreements, entered into on December 14, 2018, October 8, 2018, December 3, 2018, February 6, 2019, and June 30, 2017, respectively (together, the “Original Agreements”).

Pursuant to the Amendments, the Executives may not solicit Company employees, contractors, or customers, or provide services of the kind provided by the Company to Company customers, during the term of his or her employment and for the 12 month period thereafter. The non-solicitation provisions in the Amendments are substantively similar to those contained in the Original Agreements. The Amendments were entered into in light of a new Washington State law going into effect on January 1, 2020, governing noncompetition agreements.

The above descriptions are only a summary of the material terms of the Amendments, do not purport to be complete descriptions of the Amendments, and are qualified in their entirety by reference to the form of Amendment, which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Form of Amendment to Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2019

Isoray, Inc., a Delaware corporation

By: /s/ Jonathan Hunt

       Jonathan Hunt, CFO